AGREEMENT AND PLAN OF MERGER

by and among

LOTON CORP.,

LOTON ACQUISITION SUB I, INC.

and

KOKO (CAMDEN) HOLDINGS (US), INC.

_________________________

Dated as of April 28, 2014

_________________________

TABLE OF CONTENTS

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of April 28, 2014 (this “Agreement”), is by and among Loton Corp., a Nevada corporation (“Parent”), Loton Acquisition Sub I, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and KoKo (Camden) Holdings (US), Inc., a Delaware corporation (the “Company”).

RECITALS

A.           The Company is primarily engaged in the business of owning and operating a live music and event venue in London operating under the brand “KOKO” (the "Business").

B.           The Board of Directors of each of Parent, Merger Sub and the Company has approved, and deems it advisable and in the best interests of its stockholders to consummate, the acquisition of the Company by Parent, which acquisition is to be effected by the merger of Merger Sub with and into the Company, with the Company being the surviving entity (the "Merger”), upon the terms and subject to the conditions set forth in this Agreement.

C.           The parties intend that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(l)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of Section 368(a)(2)(E) of the Code.

In consideration of the mutual agreements and covenants hereinafter set forth, the parties, intending to be legally bound, agree as follows:

Article I

THE MERGER

Section 1.1            The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, (a) Merger Sub shall be merged with and into the Company, (b) the separate corporate existence of Merger Sub shall cease and the Company shall continue its corporate existence under the DGCL as the surviving corporation in the Merger (the “Surviving Corporation”) and (c) the Surviving Corporation shall become a wholly-owned subsidiary of Parent.

Section 1.2            Closing. The closing of the Merger (the “Closing”) shall take place (a) at the offices of Manatt, Phelps & Phillips, LLP, 11355 West Olympic Blvd., Los Angeles, California, at 10:00 a.m. (local time) on April 28, 2014 or (b) at such other place and time as Parent and the Company may agree in writing. The date on which the Closing occurs is referred to as the “Closing Date.”

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Section 1.3            Effective Time. At the Closing, Parent and the Company shall cause a certificate of merger (the “Certificate of Merger”) to be executed, signed, acknowledged and filed with the Secretary of State of the State of Delaware in such form as is required by the relevant provisions of the DGCL. The Merger shall become effective when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such other subsequent date or time as Parent and the Company may agree and specify in the Certificate of Merger in accordance with the DGCL (the “Effective Time”).

Section 1.4            Effects of the Merger. The Merger shall have the effects set forth in the DGCL, this Agreement and the Certificate of Merger. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers, franchises and authority of the Company and Merger Sub will be vested in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub will become the debts, liabilities and duties of the Surviving Corporation.

Section 1.5            Certificate of Incorporation. The certificate of incorporation of the Company shall, at the Effective Time, be the certificate of incorporation of the Surviving Corporation (the “Surviving Charter”).

Section 1.6            Bylaws. The bylaws of the Company in effect immediately before the Effective Time shall be, from and after the Effective Time, the bylaws of the Surviving Corporation (the “Surviving Bylaws”).

Section 1.7            Directors. The individuals identified on Exhibit A hereto shall be, from and after the Effective Time, the directors of the Surviving Corporation until their successors are duly elected and qualified or until their earlier death, resignation or removal in accordance with the Surviving Charter, the Surviving Bylaws and applicable law.

Section 1.8            Officers. The individuals identified on Exhibit B hereto shall be, from and after the Effective Time, the officers of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Charter, the Surviving Bylaws and applicable law.

Article II

EFFECT OF THE MERGER ON CAPITAL STOCK

Section 2.1            Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of any shares of capital stock of Merger Sub or the Company:

(a)           Conversion of Merger Sub Capital Stock. Each share of common stock, no par value, of Merger Sub issued and outstanding immediately before the Effective Time shall automatically be converted into and become one fully paid and non-assessable share of common stock, no par value, of the Surviving Corporation such that, after giving effect to Section 2.1(b) hereof, Parent shall be the holder of all of the issued and outstanding shares of common stock of the Surviving Corporation immediately following the Merger.

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(b)           Company Common Stock. Each share of common stock of the Company issued and outstanding immediately before the Effective Time shall automatically be converted into and become 11,600 fully paid and nonassessable shares of common stock of Parent (the “Merger Consideration”). All shares of common stock of the Company that have been converted pursuant to this Section 2.1(b) shall be cancelled automatically and shall cease to exist, and the holders of certificates which immediately before the Effective Time represented such shares shall cease to have any rights with respect to those shares, other than the right to receive the Merger Consideration in accordance with this Section 2.2.

(c)            No Fractional Shares. No fractional shares of Parent common stock shall be issued in, or as a result of, the Merger. Any fractional share of Parent common stock that a record holder of Company common stock would otherwise be entitled to receive as a result of the Merger shall be aggregated. If a fractional share of Parent common stock results from such aggregation, the number of shares required to be issued to such record holder shall be rounded up to the nearest whole number of shares of Parent common stock.

Section 2.2            Surrender and Exchange of Certificates.

(a)            Surrender of Shares. Parent shall issue to each former record holder of common stock of the Company, upon delivery to Parent (or a duly authorized agent of Parent) of certificate(s) formerly representing ownership of common stock of the Company endorsed in blank or accompanied by duly executed stock powers (or an affidavit of lost certificate and indemnification in form and substance reasonably acceptable to Parent stating that, among other things, the former record holder has lost its, his or her certificate(s) or that such certificate(s) have been destroyed), a certificate or certificates registered in the name of such former record holder representing the number of shares of common stock of Parent that such former record holder is entitled to receive in accordance with Section 2.1(b) hereof.

(b)           Parent Common Stock. Parent shall reserve a sufficient number of shares of common stock of Parent to complete the conversion and exchange of common stock of Company into common stock of Parent as contemplated by Section 2.1(b) hereof. Parent covenants and agrees that immediately prior to the Effective Time there will be no more than 9,120,000 shares of common stock of Parent issued and outstanding, and no more than 1,125,000 warrants to purchase shares of common stock of Parent outstanding. No other options, warrants, rights or other agreements or instruments convertible, exchangeable or exercisable into common or preferred stock or equity securities of Parent, shall be issued or outstanding at the Effective Time.

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Article III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub that:

Section 3.1            Organization and Power. The Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted. Each of the Company’s subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted. The copies of the Company’s organizational documents have been previously furnished or made available to Parent, are true, complete and correct copies of such documents as in effect on the date of this Agreement.

Section 3.2            Corporate Authorization. The Company has all necessary corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The Company Board, by unanimous vote of all directors, at a meeting duly called and held has: (a) determined that this Agreement and the transactions contemplated hereby are fair to the Company and the stockholders of the Company, (b) approved and declared advisable this Agreement, the Merger and the transactions contemplated by this Agreement, (c) declared that it is in the best interests of the stockholders of the Company that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, (d) directed that the adoption of this Agreement be submitted to a vote at a meeting of the stockholders of the Company and (e) recommended to the stockholders of the Company that they adopt this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company and no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement by the Company or to consummate the transactions so contemplated to consummate the transactions contemplated by this Agreement.

Section 3.3            Enforceability. This Agreement has been duly executed and delivered by the Company and this Agreement constitutes a legal, valid and binding agreement of the Company.

Section 3.4            Benefit of Company. The Company is the sole and true purchasing party in interest, and is not entering into this Agreement for the benefit of any other person or with a view or intent to distribute any of the Merger Consideration.

Section 3.5            “Accredited Investor” Status. Each holder of the outstanding capital stock of the Company and of any affiliate of the Company as of the Effective Time is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”).

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Article IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub, jointly and severally, represent and warrant to the Company that:

Section 4.1            Organization and Power. Each of Parent and Merger Sub is duly organized, validly existing and in good standing under the law of its jurisdiction of organization. Each of Parent and Merger Sub has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted.

Section 4.2            Corporate Authorization. Each of Parent and Merger Sub has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The board of directors of each of Parent and Merger Sub has adopted resolutions approving this Agreement and the transactions contemplated by this Agreement. The board of directors of each of Parent and Merger Sub at a meeting duly called and held have (a) approved and declared advisable this Agreement, the Merger and the transactions contemplated by this Agreement and (b) declared that it is in the best interests of the stockholders of Parent or Merger Sub that Parent or Merger Sub, as applicable, enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement. The execution, delivery and performance of this Agreement, by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary action on the part of Parent and Merger Sub. This Agreement constitutes a legal, valid and binding agreement of Parent and Merger Sub.

Section 4.3            Enforceability. This Agreement has been duly executed and delivered by the Parent and the Merger Sub and this Agreement constitutes a legal, valid and binding agreement of Parent and Merger Sub.

Article V

MISCELLANEOUS

Section 5.1            Governing Law. This Agreement, and any dispute, claim, legal action, suit, proceeding or controversy arising out of or relating hereto, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflict of law principles thereof.

Section 5.2            Submission to Jurisdiction. Each party to this Agreement irrevocably and unconditionally submits to the personal jurisdiction of the federal courts of the United States of America located in the State of Delaware and the Court of Chancery of the State of Delaware.

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Section 5.3            Notices. All notices and other communications hereunder shall be in writing and shall be addressed as follows (or at such other address for a party as shall be specified by like notice):

If to Parent or Merger Sub, to:

c/o Loton, Corp.
4751 Wilshire Blvd., 3rd Floor

Los Angeles, California 90010

Attention: Jay Krigsman

If to the Company, to:

JJAT Corp.

c/o Kaller Management, Inc.

30423 Canwood Street, Suite 227

Agoura Hills, California 91301
Attention: Robert Ellin

All such notices or communications shall be deemed to have been delivered and received (a) if delivered in person, on the day of such delivery, (b) if by facsimile or electronic mail, on the day on which such facsimile or electronic mail was sent; provided, that receipt is personally confirmed by telephone, (c) if by certified or registered mail (return receipt requested), on the seventh business day after the mailing thereof or (d) if by reputable overnight delivery service, on the second business day after the sending thereof.

Section 5.4            Amendment. This Agreement may be amended by the parties to this Agreement at any time before the Effective Time so long as such amendment has been duly approved by the board of directors of each of Merger Sub, Parent and the Company. This Agreement may not be amended except by an instrument in writing signed by each of the parties to this Agreement.

Section 5.5            Entire Agreement. This Agreement contains all of the terms, conditions and representations and warranties agreed to by the parties relating to the subject matter of this Agreement and supersede all prior or contemporaneous agreements, negotiations, correspondence, undertakings, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement.

Section 5.6            Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any person or any circumstance, is invalid or unenforceable, then (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of that provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

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Section 5.7            Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement. Facsimile signatures or signatures received as a pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement. This Agreement shall become effective when, and only when, each party hereto shall have received a counterpart signed by all of the other parties hereto.

[Signature page follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties to this Agreement as of the date first written above.

LOTON CORP.

By:
Name: Jay Krigsman
Title: Director

LOTON ACQUISITION SUB I, INC.

By:
Name:
Title:

KOKO (CAMDEN) HOLDINGS (US), INC.

By:
Name:
Title:

[Signature Page to Agreement and Plan of Merger]

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EXHIBIT A

DIRECTORS

Robert Ellin

Jay Krigsman

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EXHIBIT B

OFFICERS

Robert Ellin, Executive Chairman and President

Barry Regenstein, Interim Chief Financial Officer

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